Exhibit 99.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Bowne & Co., Inc.:
     We consent to the incorporation by reference in the registration statements (Nos. 333-102046, 333-64836, 333-81639, 2-96887, 33-48831, 33-35810 and 333-57045) on Forms S-8 and in the registration statement (No. 333-109810) on Form S-3 of Bowne & Co., Inc. and subsidiaries of our report dated March 16, 2009, except for Note 21, which is as of July 16, 2009, with respect to the consolidated balance sheets of Bowne & Co., Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule, which report appears in the Form 8-K of Bowne and Co., Inc. filed on July 16, 2009.
     As discussed in our report dated March 16, 2009, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” as of January 1, 2007 and Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” as of January 1, 2008. As further discussed in our report dated March 16, 2009, except for Note 21, which is as of July 16, 2009, the Company retrospectively adopted Financial Accounting Standards Board Staff Position APB 14-1, “Accounting for Convertible Debt Instruments that May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and, accordingly, adjusted the previously issued consolidated balance sheets as of December 31, 2008 and 2007 and related statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008.
\s\ KPMG LLP
New York, New York
July 16, 2009